Exhibit 99.1

World Kinect Corporation Reports First Quarter 2026 Results
Strong First Quarter 2026 Results and Raises Fiscal Year 2026 Adjusted EPS Guidance
MIAMI—April 23, 2026—World Kinect Corporation (NYSE: WKC) today reported financial results for the first quarter of 2026.
First Quarter 2026 Highlights
•Gross profit of $271 million
•Adjusted gross profit of $254 million
•GAAP net income of $26 million, or $0.50 per diluted share
•Adjusted net income of $39 million, or $0.75 per diluted share
•Adjusted EBITDA of $94 million
•Repurchased $75 million of common stock
Reportable Segment Year-Over-Year Highlights
Aviation Segment
•First quarter 2026 gross profit was $138 million, an increase of 20%, primarily attributable to the contribution from our acquisition of Universal Weather and Aviation's Trip Support Services division in the fourth quarter of 2025 as well as increased contributions from our core resale business, principally in Europe, and government activity.
Land Segment
•First quarter 2026 gross profit was $67 million, a decrease of 16%, principally due to the U.K. Land sale as well as unfavorable market conditions in our natural gas business, partially offset by higher contributions from our cardlock network and retail operations in North America. Excluding non-core divestitures and business exits, Adjusted gross profit is $49 million, a decrease of 38%.
Marine Segment
•First quarter 2026 gross profit was $66 million, an increase of 86%, primarily driven by significantly higher bunker fuel prices, elevated price volatility, and strong execution supported by disciplined risk management in a dynamic market environment.
"We delivered a strong start to the year, reflecting the strength of our team and ability to execute in a volatile market environment," said Ira M. Birns, Chief Executive Officer. "By simplifying the portfolio and sharpening our focus on the core, we're beginning to deliver clearer, more consistent results and improving returns on capital."
"Our results this quarter exceeded expectations, reflecting solid performance across our core businesses and our ability to capture incremental value in a more dynamic market environment," said Mike Tejada, Chief Financial Officer. "We remained committed to our long-term strategy and disciplined execution balanced by a capital allocation strategy focused on returning capital to shareholders through share repurchases and dividends."
2026 Outlook
For the full year 2026, the company is raising Adjusted diluted EPS guidance to a range of $2.65 to $2.85 per share, from a prior range of $2.20 to $2.40.

Financial Summary
(Unaudited - in millions, except per share data)

	Three Months Ended March 31,
	2026	2025	Change
Volume (1)	4,002	4,177	(4)%
Revenue	$9,685	$9,453	2%
Gross profit	$271	$230	18%
Adjusted gross profit	$254	$230	10%
Operating expenses	$215	$237	(9)%
Adjusted operating expenses	$181	$178	2%
Income (loss) from operations	$56	$(7)	957%
Operating margin	21%	(3)%
Adjusted income from operations	$73	$53	38%
Adjusted operating margin	29%	23%
Net income (loss) including noncontrolling interest	$26	$(21)	220%
Adjusted EBITDA	$94	$80	18%
Diluted earnings (loss) per common share	$0.50	$(0.37)	236%
Adjusted diluted earnings per common share	$0.75	$0.48	56%
(1)Includes gallons and gallon equivalents converted as described in the table below.
Aligning to Our Core Brand — World Fuel
In connection with the reporting of first quarter 2026 results, World Kinect also announced that it is realigning its corporate brand to its core commercial brand, World Fuel. World Fuel will serve as the Company's unified brand for substantially all internal and external purposes. World Kinect will remain in use only as the Company's legal name (and the Company will continue trading under its existing ticker symbol). The transition is effective immediately.
"This is a return to our roots and what we do best, and is the logical next step in our transformation. World Fuel is the name by which our customers and suppliers know us – as a leading provider of transportation fuels and highly complementary service offerings throughout the world," said Ira M. Birns. "The actions we have taken as an organization to simplify the business, prioritize higher-return activities, and strengthen our core businesses position us to deliver more consistent, scalable returns and drive long-term shareholder value. We look forward to continuing these efforts and building on our strong momentum as World Fuel."
Earnings Conference Call
An investor conference call will be held today, April 23, 2026, at 5:00 PM Eastern Time to discuss our first quarter results. Participants can access the live webcast by visiting our website at ir.worldkinect.com. An on-demand replay of the webcast will be available shortly after the call.
About the Company
Headquartered in Miami, Florida, World Fuel is a leading global provider of aviation, marine and ground-based transportation fuels and complementary services. Through an integrated global supply and logistics network, it sources and distributes products and services to meet customer needs across more than 200 countries and territories throughout the world, including lower-carbon fuels to support customers' energy-transition objectives. In the United States, the Company also markets natural gas and related solutions.

For more information, visit world-kinect.com.
Contacts
Braulio Medrano, Senior Director FP&A and Investor Relations
investor@worldfuel.com
Definitions
•"Net income (loss)" means net income (loss) attributable to World Kinect as presented in the Consolidated Statements of Income and Comprehensive Income.
~~•~~"Operating margin" means income (loss) from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.
Our non-GAAP financial measures exclude acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses as well as operating results associated with certain non-core businesses divested or otherwise in the process of being exited or wound-down for periods following management's determination that the operating results of such businesses are no longer indicative of the Company's ongoing operations ("non-core divestitures and business exits"). While these non-core divestitures and business exits do not qualify for or represent discontinued operations under the applicable accounting guidance because they do not represent a strategic shift that will have a major effect on our operations and financial results, we believe that excluding the operating results associated with this activity enhances investors' understanding of the profitability of our remaining businesses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
•Adjusted diluted earnings per common share ("Adjusted EPS") is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. For the purpose of calculating Adjusted EPS, the weighted average number of shares of common stock outstanding is adjusted to include the convertible note hedges. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, settled stock appreciation rights awards, and the convertible notes.

•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
•Adjusted income from operations is defined as income (loss) from operations excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
~~•~~Adjusted income from operations as a percentage of gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by Adjusted gross profit.
•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, costs associated with the Finnish bid error, and operating results associated with non-core divestitures and business exits.
•Consolidated and Land Adjusted gross profit is defined as gross profit excluding the impact of costs associated with the Finnish bid error and operating results associated with non-core divestitures and business exits.
•Free cash flow is defined as operating cash flow minus total capital expenditures.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website. We have provided 2026 earnings guidance with regard to the non-GAAP measure of Adjusted EPS. This measure excludes from the corresponding GAAP financial measure of diluted earnings per share the effect of adjustments as described above. We have not provided a reconciliation of such non-GAAP guidance to the corresponding GAAP measure because we cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "expect," "could," "conviction," "would," "will," "continue," "future," "may," "outlook," "strategy," "strengthen," "undertake," "anticipated," "forecast," "forward," "guidance," "objective," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding the expected benefits of our executive leadership transition and our future performance. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Our actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to: the imposition of tariffs or retaliatory tariffs and other trade measures, or renegotiation of existing trade arrangements; customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of, or an unexpected shortage or disruption in the supply of, energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate, including as a result of the current conflicts in Eastern Europe and the Middle East, and uncertainty in Venezuela; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses or fully realize the anticipated benefits of our acquisitions, divestitures and other strategic transactions; our ability to effectively complete divestitures in accordance with anticipated timing; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; the proliferation of alternative fuel which could result in lower global demand for certain energy sources; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border or route closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; pandemics, terrorism, global conflicts, power outages, and other events that could impact demand for fuel; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs and trade measures or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. Further, forward-looking statements speak only as of the date they are made. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	March 31, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$151.1	$193.5
Accounts receivable, net of allowance for credit losses of $20.6 million and $15.6 million as of March 31, 2026 and December 31, 2025, respectively	2,843.4	2,208.5
Inventories	739.2	454.2
Prepaid expenses	100.5	86.6
Short-term derivative assets, net	87.4	100.5
Other current assets	469.1	457.2
Total current assets	4,390.7	3,500.5
Property and equipment, net	347.4	348.4
Goodwill	739.9	737.5
Identifiable intangible assets, net	304.7	311.7
Other non-current assets	1,020.4	965.9
Total assets	$6,803.0	$5,863.9
Liabilities:
Current liabilities:
Current maturities of long-term debt	$9.1	$11.9
Accounts payable	3,413.1	2,586.9
Short-term derivative liabilities, net	75.2	52.7
Accrued expenses and other current liabilities	703.4	658.9
Total current liabilities	4,200.8	3,310.4
Long-term debt	789.6	685.2
Other long-term liabilities	600.8	560.4
Total liabilities	5,591.2	4,556.1
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 51.4 and 54.1 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	0.5	0.5
Capital in excess of par value	—	—
Retained earnings	1,262.7	1,315.9
Accumulated other comprehensive income (loss)	(59.5)	(17.3)
Total World Kinect shareholders' equity	1,203.7	1,299.1
Noncontrolling interest	8.1	8.8
Total equity	1,211.8	1,307.9
Total liabilities and equity	$6,803.0	$5,863.9

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$9,685.0	$9,452.5
Cost of revenue	9,413.8	9,222.1
Gross profit	271.2	230.4
Operating expenses:
Compensation and employee benefits	130.8	105.1
General and administrative	77.4	72.4
Goodwill and other asset impairments	—	44.5
Restructuring and exit costs	6.7	15.0
Total operating expenses	214.9	237.0
Income (loss) from operations	56.3	(6.6)
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(26.3)	(22.9)
Other income (expense), net	2.2	1.3
Total non-operating income (expense), net	(24.1)	(21.5)
Income (loss) before income taxes	32.2	(28.1)
Income tax expense (benefit)	6.6	(6.8)
Net income (loss) including noncontrolling interest	25.6	(21.3)
Net income (loss) attributable to noncontrolling interest	(0.7)	(0.2)
Net income (loss) attributable to World Kinect	$26.2	$(21.1)
Basic earnings (loss) per common share	$0.51	$(0.37)
Basic weighted average common shares	51.7	56.8
Diluted earnings (loss) per common share	$0.50	$(0.37)
Diluted weighted average common shares	52.0	56.8
Comprehensive income (loss):
Net income (loss) including noncontrolling interest	$25.6	$(21.3)
Other comprehensive income (loss):
Foreign currency translation adjustments	(1.1)	12.6
Cash flow hedges, net of income tax expense (benefit) of ($14.5) and ($0.9) for the three months ended March 31, 2026 and 2025, respectively	(41.1)	(2.6)
Total other comprehensive income (loss)	(42.2)	10.0
Comprehensive income (loss) including noncontrolling interest	(16.6)	(11.3)
Comprehensive income (loss) attributable to noncontrolling interest	(0.7)	(0.2)
Comprehensive income (loss) attributable to World Kinect	$(16.0)	$(11.1)

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$25.6	$(21.3)
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	10.5	1.5
Depreciation and amortization	20.0	25.6
Noncash operating lease expense	7.6	8.6
Provision for credit losses	5.9	2.5
Share-based payment award compensation costs	7.5	6.8
Deferred income tax expense (benefit)	5.4	(32.5)
Unrealized foreign currency (gains) losses, net	(6.4)	4.0
Goodwill and other asset impairment charges	—	44.5
Other	(0.4)	9.0
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(629.3)	204.3
Inventories	(260.5)	8.9
Prepaid expenses	(12.9)	0.4
Other current assets	(14.3)	(2.0)
Cash collateral with counterparties	(35.7)	(5.7)
Other non-current assets	(47.3)	(29.7)
Change in derivative assets and liabilities, net	(19.7)	1.7
Accounts payable	825.1	(210.0)
Accrued expenses and other current liabilities	43.1	88.6
Other long-term liabilities	29.5	9.1
Net cash provided by (used in) operating activities	(46.4)	114.4
Cash flows from investing activities:
Capital expenditures	(13.8)	(15.2)
Other investing activities, net	2.2	9.4
Net cash provided by (used in) investing activities	(11.6)	(5.8)
Cash flows from financing activities:
Borrowings of debt	1,515.0	811.0
Repayments of debt	(1,412.9)	(819.4)
Dividends paid on common stock	(10.7)	(9.7)
Repurchases of common stock	(75.0)	(10.0)
Other financing activities, net	(0.9)	(4.4)
Net cash provided by (used in) financing activities	15.4	(32.4)
Cash and cash equivalents reclassified as assets held for sale	(0.4)	—
Effect of exchange rate changes on cash and cash equivalents	0.5	(2.7)
Net increase (decrease) in cash and cash equivalents	(42.4)	73.5
Cash and cash equivalents, as of the beginning of the period	193.5	382.9
Cash and cash equivalents, as of the end of the period	$151.1	$456.4

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended March 31,
Revenue:	2026	2025
Aviation segment	$5,045.1	$4,654.2
Land segment	2,575.9	2,865.4
Marine segment	2,063.9	1,932.9
Total revenue	$9,685.0	$9,452.5
Gross profit:
Aviation segment	$138.2	$115.7
Land segment	66.6	79.0
Marine segment	66.4	35.7
Total gross profit	$271.2	$230.4
Income (loss) from operations:
Aviation segment	$57.6	$56.2
Land segment	2.2	(45.3)
Marine segment	33.0	14.8
Corporate overhead - unallocated	(36.6)	(32.3)
Total income (loss) from operations	$56.3	$(6.6)
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended March 31,
Volume (Gallons):	2026	2025
Aviation Segment	1,622.9	1,700.2
Land Segment (1)	1,357.2	1,494.3
Marine Segment (2)	1,021.9	982.3
Consolidated Total	4,002.0	4,176.8
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 3.9 and 3.7 for the three months ended March 31, 2026 and 2025, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended March 31,
	2026		2025
	Net Income (Loss)	Diluted Earnings per Share (1)	Net Income (Loss)	Diluted Earnings per Share (1)
GAAP measure	$26.2	$0.50	$(21.1)	$(0.37)
Acquisition and divestiture related expenses	0.2	—	—	—
Non-core divestitures and business exits (2)	7.4	0.14	—	—
(Gain) loss on sale of business	(0.3)	—	0.4	0.01
Goodwill and other asset impairments	—	—	44.5	0.78
Integration costs	2.5	0.05	—	—
Restructuring and exit costs (3)	6.7	0.13	15.0	0.26
Income tax impacts	(3.5)	(0.07)	(11.5)	(0.20)
Adjusted non-GAAP measure	$39.1	$0.75	$27.3	$0.48
(1)For the three months ended March 31, 2025, Adjusted diluted earnings per share was calculated considering the impact of dilutive shares that were not considered for GAAP purposes as the quarter was in a net loss position, and considered the convertible note hedges as described under "Non-GAAP Financial Measures" above. GAAP weighted-average shares outstanding was 56.8 million and there were 0.5 million dilutive shares outstanding, resulting in a non-GAAP weighted average shares outstanding of 57.3 million. There were no adjustments made to diluted weighted-average shares outstanding for any other period presented.
(2)Represent the operating results of certain non‑core businesses—specifically direct fuel transportation services, lubricants, heating oil, power, and certain advisory and sustainability offerings—for periods following management's determination that such results are no longer indicative of the Company's ongoing operations. During the three months ended March 31, 2025, these businesses were considered to be part of our core business portfolio and no adjustments were made to remove these businesses from our non-GAAP financial measures. During the three months ended March 31, 2026, management had initiated actions to divest or exit select Land segment activities that are no longer aligned with the Company’s core strategy or profitability objectives and these businesses were in a wind‑down or divestiture phase, during which the Company continued to service existing customer obligations but ceased investing in or actively marketing the underlying products and services. Accordingly, for the three months ended March 31, 2026, the operating results of these businesses are excluded from our non-GAAP financial measures. While these activities do not qualify as discontinued operations under applicable accounting guidance, management believes their operating results during the exit and divestiture period are not representative of the Company's ongoing operations and has therefore excluded them from non‑GAAP financial measures to enhance comparability and investor understanding of core business performance.
(3)Restructuring and exit costs during the three months ended March 31, 2026 were comprised of $5.7 million of charges related to our restructuring program, including severance and other compensation costs as well as transition costs associated with our global finance and accounting optimization program, and $1.0 million of charges associated with exit activities related to our decision to exit certain operations within the land segment that are no longer profitable or aligned with the Company's core business and corporate strategy, comprised of charges associated with various legal matters and contract termination costs of $7.8 million and severance and compensation costs of $0.9 million, which were partially offset by a net gain on the sale of assets of $7.7 million. Restructuring and exit costs during the three months ended March 31, 2025 were principally severance costs associated with our restructuring program.

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended March 31,
	2026	2025
Net income (loss) including noncontrolling interest	$25.6	$(21.3)
Interest expense and other financing costs, net	26.3	22.9
Income tax expense (benefit)	6.6	(6.8)
Depreciation and amortization	20.0	25.6
EBITDA	78.4	20.4
Acquisition and divestiture related expenses	0.2	—
Non-core divestitures and business exits	6.9	—
(Gain) loss on sale of business	(0.3)	0.4
Goodwill and other asset impairments	—	44.5
Integration costs	2.5	—
Restructuring and exit costs	6.7	15.0
Adjusted EBITDA	$94.4	$80.3

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended March 31,
	2026				2025
	Land (1)	Consolidated			Land (1)	Consolidated
	Gross Profit	Gross Profit	Operating Expenses	Operating Income (Loss)	Gross Profit	Gross Profit	Operating Expenses	Operating Income (Loss)
GAAP measure	$66.6	$271.2	$214.9	$56.3	$79.0	$230.4	$237.0	$(6.6)
Acquisition and divestiture related expenses	—	—	(0.2)	0.2	—	—	—	—
Non-core divestitures and business exits	(17.4)	(17.4)	(24.8)	7.4	—	—	—	—
Goodwill and other asset impairments	—	—	—	—	—	—	(44.5)	44.5
Integration costs	—	—	(2.5)	2.5	—	—	—	—
Restructuring and exit costs	—	—	(6.7)	6.7	—	—	(15.0)	15.0
Adjusted non-GAAP measure	$49.2	$253.8	$180.8	$73.0	$79.0	$230.4	$177.5	$52.9
(1)Land segment gross profit. There are no adjustments to gross profit made for the aviation or marine segments.

Reconciliation of GAAP to non-GAAP financial measure:	For the Three Months Ended March 31,
	2026	2025
Net cash provided by (used in) operating activities	$(46.4)	$114.4
Capital expenditures	(13.8)	(15.2)
Free cash flow	$(60.2)	$99.2